UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

March 17, 2022

Date of report (date of earliest event reported)

EKIMAS Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	Commission File No. 000-28034	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D565
Las Vegas, NV 89103
(Address of Principal Executive Offices)

(424) 256-8560

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2021, EKIMAS Corporation, a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) between the Company and Reddington Partners LLC, a California limited liability company (“Reddington”) providing for the purchase from the Company by Reddington of shares of the Company’s common stock in two tranches. Pursuant to the SPA, each of Michael Adams, Michael Barretti, William J. O’Neill, Jr. and David Volpe (the “Principal Stockholders”) entered into a Voting Agreement with Reddington (the “Voting Agreements”).

The sale of the first tranche of 21,136,250 shares was consummated on October 12, 2021 (the “First Closing”). At the First Closing, the Principal Stockholders entered into the Voting Agreements with Reddington, covering an aggregate of 4,434,240 shares. As a result of these transactions, Reddington obtained ownership or voting power over a total of 25,570,490 shares, constituting 51.8% of the total outstanding shares. Accordingly, Reddington became the majority stockholder of the Company.

Pursuant to the SPA, the Company effectuated a 1-for 50 reverse stock split on March 11, 2022 (the “Reverse Split”). As set forth in the SPA, Reddington purchased an additional 4,691,750 post-Reverse Split shares of common stock from the Company. After the issuance thereof Reddington owned 90% of the total issued and outstanding shares of the Company’s common stock. As of the closing of the second tranche purchase (the “Second Closing”), the Voting Agreements terminated.

The purchase price for both tranches of shares was $400,000. At the First Closing, Reddington paid the Company $200,000, $100,000 of which was required to be applied to the payment of accrued and unpaid liabilities of the Company as of the First Closing date, and $100,000 of which is for working capital purposes. The remaining $200,000 was deposited to an escrow account with an independent escrow agent (the “Escrow Account”). At the Second Closing, if the $100,000 designated to pay for accrued and unpaid liabilities was not sufficient, funds from the Escrow Account were to be used to pay the remainder of such liabilities. At the Second Closing, Reddington paid the Company an additional $200,000. Pursuant to the SPA, any funds remaining after the payment of the accrued and unpaid liabilities, if any, and all funds in the Escrow Account, were to be combined and used solely for a special one-time cash distribution (the “Special Distribution”) by the Company, through a paying agent reasonably satisfactory to Reddington, to only those Company stockholders of record as of October 11, 2021, net of any costs of associated with making the Special Distribution. Reddington and its Affiliates expressly waived any right to participate in the Special Distribution.

Item 3.02 Unregistered Sale of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of common stock sold to Reddington were and will be sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of Reddington. There were no sales commissions paid pursuant to this transaction.

Item 5.01 Changes in Control of Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01. As permitted by Item 5.01(a)(8) of Form 8-K, the information in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as amended, is incorporated by reference in this Item 5.01.

As of the First Closing on October 12, 2021, Reddington obtained ownership or voting control over a total of 25,570,490 shares, constituting 51.8% of the total outstanding shares, constituting a change of control.

Reddington’s sole owner is Henrik Rouf. The source of the funds used to fund the purchase was a loan from a private Danish company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement dated as of October 12, 2021 between EKIMAS Corporation and Reddington Partners LLC.*
10.2	Indemnification Agreement dated as of October 12, 2021 between EKIMAS Corporation and Bennett J. Yankowitz.**
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on October 18, 2021.

** Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on October 18, 2021.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 21, 2022	EKIMAS Corporation

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Executive Officer